Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANT

    I hereby consent to the incorporation by reference in this Form S-1 of my reports on Forms 10-Q of Adventure Energy, Inc. for the period from April 30, 2009 to September 30, 2009(Unaudited).

/s/ PAULA S. MORELLI, CPA P.C.

PAULA S. MORELLI, CPA P.C.
FREEPORT/ NEW YORK
DECEMBER 22, 2009